Exhibit 10.42

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (“Agreement”) is made and entered into effective as of August 31, 2010 (“Effective Date”), by and between Kenneth E. Wolf (“Employee”), and Natural Alternatives International, Inc., a Delaware corporation (“Company”). The Company and Employee may be referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated February 11, 2008, as amended on June 28, 2010 (the “Prior Agreement”); and

WHEREAS, the Company and Employee each desire to amend and restate the Prior Agreement to reflect certain agreed upon changes approved by the Company’s Board of Directors as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the Parties agree as follows:

AGREEMENT

1. Employment. As of the Effective Date, Employee serves as the Chief Financial Officer, Chief Operating Officer and Secretary of the Company. Employee’s employment is at-will and may be terminated by either Employee or the Company at any time for any reason or no reason, with or without Cause (as hereinafter defined), upon written notice to the other, or without any notice upon the death of Employee. The at-will status of the employment relationship may not be modified except by an agreement in writing signed by the Chief Executive Officer of the Company and Employee, the terms of which were approved in advance in writing by the Company’s Board of Directors (which shall include any committee or subcommittee thereof authorized to determine matters of executive employment and compensation).

2. Employee Handbook. Employee and the Company understand and agree that nothing in the Company’s Employee Handbook is intended to be, and nothing in it should be construed to be, a limitation of the Company’s right to terminate, transfer, demote, suspend and administer discipline at any time for any reason. Employee and the Company understand and agree nothing in the Company’s Employee Handbook is intended to, and nothing in such Employee Handbook should be construed to, create an implied or express contract of employment contrary to this Agreement nor to relieve either party of any of its obligations under this Agreement.

3. Position and Responsibilities.

a. During Employee’s employment with the Company hereunder, Employee shall report to the Company’s Chief Executive Officer and Board of Directors and shall have such responsibilities, duties and authority as the Company, through its Board of Directors, may from time to time assign to Employee. Employee shall perform any other duties reasonably required by the Company and, if requested by the Company, shall serve as a director and/or as an additional officer of the Company or any subsidiary or affiliate of the Company without additional compensation.

b. Employee, in Employee’s capacity as Chief Financial Officer, Chief Operating Office and Secretary of the Company, shall diligently and to the best of Employee’s ability perform all duties that such positions entail. Employee shall devote such time, energy, skill and effort to the performance of Employee’s duties hereunder as may be fairly and reasonably necessary to faithfully and diligently further the business and interests of the Company and its subsidiaries. Employee agrees not to engage in any other business activity that would materially interfere with the performance of Employee’s duties under this Agreement. Employee represents to the Company that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered under it.

c. Employee shall render Employee’s service at the Company’s offices in the County of San Diego, California, or such other location as is mutually agreed upon by the Company and Employee. It is understood, however, and agreed that Employee’s duties may from time to time require travel to other locations, including other offices of the Company and/or its subsidiaries both within and outside the United States.

4. Compensation.

a. Salary. During the term of Employee’s employment hereunder, the Company agrees to pay Employee a base salary of $295,000 per year, payable in arrears no less frequently than bi-weekly in accordance with the Company’s general payroll practices, and which amount shall be prorated for any partial year period such base salary amount was in effect. The amount of Employee’s base salary as set forth in this Section 4(a) may be adjusted from time to time by an agreement in writing signed by the Chief Executive Officer of the Company and Employee, the terms of which were approved in advance by action of the Company’s Board of Directors (or authorized committee or subcommittee thereof). All references in this Agreement to Employee’s base salary shall mean the base salary as adjusted from time to time.

b. Additional Benefits. During Employee’s employment with the Company, in addition to the other compensation and benefits set forth herein, Employee shall be entitled to receive and/or participate in such other benefits of employment generally available to the Company’s other corporate officers when and as Employee becomes eligible for them. The Company reserves the right to modify, suspend or discontinue any and all benefit plans, policies and practices at any time without notice to or recourse by the Employee. Without limiting the generality of the foregoing, Employee’s eligibility to participate in any cash incentive or bonus plans of the Company shall be in the sole discretion of the Company’s Board of Directors.

c. No Other Compensation. Employee acknowledges and agrees that, except as expressly provided herein, and as set forth in the Company’s Employee Handbook or any other written compensation arrangement approved by the Company’s Board of Directors, Employee is not entitled to any other compensation or benefits from the Company.

d. Withholdings. All compensation under this Agreement shall be paid less withholdings required by federal and state law and less deductions agreed to by the Company and Employee.

5. Termination.

a. Due to Death. Employee’s employment with the Company shall terminate automatically in the event of Employee’s death. The Company shall have no obligation to Employee or Employee’s estate for base salary or any other form of compensation or benefit other than amounts accrued through the date of Employee’s death, except as otherwise required by law or pursuant to a specific written policy, agreement or benefit plan of the Company.

b. Without Cause, Severance Benefit. In the event Employee is terminated by the Company without Cause and not as a result of death, upon Employee’s delivery to the Company of an executed general release in a form substantially similar to that set forth in Attachment #1 attached hereto (“Release”), Employee shall be entitled to receive (i) a severance benefit in an amount equal to six (6) months’ base salary; and (ii) continuing group health insurance coverage pursuant to COBRA for the six (6) months following termination with the premiums for such continuation coverage paid by the Company. If Employee does not execute and deliver the Release within twenty (20) business days of Employee’s termination (the “Release Execution Period”), Employee shall only be entitled to receive a severance benefit in an amount equal to four (4) weeks’ base salary and the Company shall not pay any premiums for continuing group health insurance coverage pursuant to COBRA or otherwise. Any severance benefit owing under this Section 5(b) shall be paid in accordance with the terms of the Release or, if Employee does not execute and deliver the Release, within ten (10) business days after the expiration of the Release Execution Period.

c. With Cause, No Severance Benefit. The Company may terminate Employee for Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following events: (i) the Employee’s commission of any fraud against the Company or any of its subsidiaries; (ii) Employee’s intentional appropriation for Employee’s personal use or benefit of the funds of the Company or of its subsidiaries not authorized in writing by the Board of Directors; (iii) Employee’s conviction of any crime involving moral turpitude; (iv) Employee’s conviction of a violation of any state or federal law that could result in a material adverse impact upon the business of the Company or its subsidiaries; (v) Employee engaging in any other professional employment or consulting or directly or indirectly participating in or assisting any business that is a current or potential supplier, customer or competitor of the Company or its subsidiaries without prior written approval from the Company’s Board of Directors; (vi) Employee’s failure to comply with the Company’s written policy on acceptance of gifts and gratuities as in effect from time to time; or (vii) when Employee has been disabled and is unable to perform the essential functions of the position for any reason notwithstanding reasonable accommodation, provided Employee has received from the Company compensation in an amount equivalent to Employee’s severance benefit payment. No severance benefit shall be due to Employee if Employee is terminated for Cause, including if Employee is terminated for Cause upon or after a Change in Control (as hereinafter defined and separately addressed below), except in the event of disability as set forth above.

d. Resignation or Retirement, No Severance Benefit. This Agreement shall be terminated upon Employee’s voluntary retirement or resignation. No severance benefit shall be due to Employee if Employee resigns or retires from employment for any reason or at any time, including upon or after a Change in Control.

e. Payment Through Date of Termination. Except as otherwise set forth herein, upon the termination of this Agreement for any reason, Employee shall be entitled to receive any unpaid compensation earned through the effective date of termination. If this Agreement is terminated for any reason before year-end bonus or other compensation becoming payable to Employee, then such bonus and other compensation shall be forfeited in full by Employee.

6. Termination Obligations.

a. Return of Company Property. Upon termination of this Agreement and cessation of Employee’s employment, Employee agrees to return all Company Property (as such term is defined in that certain Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete by and between Company and Employee dated February 11, 2008) to the Company promptly, but in no event later than two (2) business days following termination of employment.

b. Termination of Benefits. Any and all benefits to which Employee is otherwise entitled shall cease upon Employee’s termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of the Company.

c. Termination of Other Positions. Upon termination of Employee’s employment with the Company, Employee shall be deemed to have resigned from all other offices and directorships then held with the Company or its subsidiaries, unless otherwise expressly agreed in a writing signed by the Parties.

d. Employee Cooperation. Following termination of Employee’s employment, Employee shall cooperate fully with the Company in all matters including, but not limited to, advising the Company of all pending work on behalf of the Company and the orderly transfer of work to other employees or representatives of the Company. Employee shall also cooperate in the defense of any action brought by any third party against the Company that relates in any way to Employee’s acts or omissions while employed by the Company.

e. Survival of Obligations. Employee’s obligations under this Section 6 shall survive the termination of employment and the termination of this Agreement.

7. Change in Control. In the event of any Change in Control, the following provisions will apply.

a. Any of the following shall constitute a “Change in Control” for the purposes of this Agreement:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Company’s Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For this purpose, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

b. In the event of a Change in Control, this Agreement shall continue in effect unless terminated by Employee or the Company.

c. If Employee is terminated without Cause following a Change in Control by the Company and/or the surviving or resulting corporation, upon Employee’s delivery to the Company of an executed Release, Employee shall be entitled to receive as severance pay or liquidated damages, or both, (i) a lump sum payment (“Change in Control Severance Payment”) in an amount equal to one (1) year’s compensation or such greater amount as the Board of Directors determines from time to time pursuant to terms which may not be revoked or reduced thereafter; and (ii) continuing group health insurance coverage pursuant to COBRA for the twelve (12) months following termination with the premiums for such continuation coverage paid by the Company. If Employee does not execute and deliver the Release within the Release Execution Period, Employee shall only be entitled to receive a Change in Control Severance Payment in an amount equal to four (4) weeks’ compensation and the Company shall not pay any premiums for continuing group health insurance coverage pursuant to COBRA or otherwise.

d. Subject to applicable law, any Change in Control Severance Payment shall be paid in accordance with the terms of the Release or, if Employee does not execute and deliver the Release, within ten (10) business days after the expiration of the Release Execution Period. The total of any payment pursuant to this Section 7 shall be limited to the extent necessary, in the opinion of legal counsel acceptable to Employee and the Company, to avoid the payment of an “excess parachute” payment within the meaning of Section 280G of the Code or any similar successor provision.

e. In the event of termination of Employee’s employment under Section 7(c), and provided Employee delivers to the Company an executed Release, the Company shall cause each then-outstanding stock option granted by the Company to the Employee as of the date of termination to become fully exercisable and to remain exercisable for the term of the option.

8. Arbitration. Employee and the Company hereby agree that certain Mutual Agreement to Mediate and Arbitrate Claims by and between Employee and Company dated as of February 11, 2008 (“Mutual Agreement to Mediate and Arbitrate Claims”) remains in full force and effect and is made a part hereof. Employee’s obligations under this Section 8 and such Mutual Agreement to Mediate and Arbitrate Claims shall survive the termination of employment and the termination of this Agreement.

9. Confidential Information and Inventions. Employee and the Company hereby agree that certain Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not to Compete by and between Employee and Company dated as of February 11, 2008 (“Confidential Information and Invention Assignment Agreement”) remains in full force and effect and is made a part hereof. Employee’s obligations under this Section 9 and such Confidential Information and Invention Assignment Agreement shall survive the termination of employment and the termination of this Agreement.

10. Competitive Activity. Employee covenants, warrants and represents that during the period of Employee’s employment with the Company, Employee shall not engage anywhere, directly or indirectly (as a principal, shareholder, partner, director, manager, member, officer, agent, employee, consultant or otherwise), or be financially interested in any business that is involved in business activities that are the same as, similar to, or in competition with the business activities carried on by the Company or any business that is a current or potential supplier, customer or competitor of the Company without prior written approval from the Company’s Board of Directors. Notwithstanding the foregoing, Employee may invest in and hold up to one percent (1%) of the outstanding voting stock of a publicly held company that is involved in business activities that are the same as, similar to, or in competition with the business activities carried on by the Company or any business that is a current or potential supplier, customer or competitor of the Company without the prior written approval of the Company’s Board of Directors; provided, however, that if such publicly held company is a current or potential supplier, customer or competitor of the Company, the Employee shall advise the Audit Committee of the Company’s Board of Directors in writing of Employee’s investment in such company as soon as reasonably practicable.

11. Employee Conduct. Employee covenants, warrants and represents that during the period of Employee’s employment with the Company, Employee shall at all times comply with the Company’s written policy as in effect from time to time on the acceptance of gifts and gratuities from customers, vendors, suppliers, or other persons doing business with the Company. Employee represents and understands that acceptance or encouragement of any gift or gratuity not in compliance with such policy may create a perceived financial obligation and/or conflict of interest for the Company and shall not be permitted as a means to influence business decisions, transactions or service. In this situation, as in all other areas of employment, Employee is expected to conduct himself or herself using the highest ethical standard.

12. Miscellaneous Provisions.

a. Entire Agreement. This Agreement, the Mutual Agreement to Mediate and Arbitrate Claims, the Confidential Information and Invention Assignment Agreement and any attachments and/or exhibits hereto or thereto contain the entire agreement between the Parties, and supersede any and all other agreements, either oral or in writing, between the Parties, with respect to Employee’s employment by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or therein and acknowledges that no other agreement, statement or promise not contained in this Agreement, the Mutual Agreement to Mediate and Arbitrate Claims, or the Confidential Information and Invention Assignment Agreement shall be valid or binding. To the extent the practices, policies or procedures of the Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

b. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

c. Severability. Should any part or provision of this Agreement be held by a court of competent jurisdiction to be illegal, unenforceable, invalid or void, the remaining provisions of this Agreement shall continue in full force and effect and the validity of the remaining provisions shall not be affected by such holding.

d. Attorneys’ Fees. Except as set forth in the Mutual Agreement to Mediate and Arbitrate Claims, should any party institute any action, arbitration or proceeding to enforce, interpret or apply any provision of this Agreement, the Parties agree that the prevailing party shall be entitled to reimbursement by the non-prevailing party of all recoverable costs and expenses, including, but not limited to, reasonable attorneys’ fees.

e. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. The headings and captions contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement and shall not be used in the construction or interpretation of this Agreement.

f. Amendment; Waiver. This Agreement may not be modified or amended by oral agreement or course of conduct, but only by an agreement in writing signed by the Chief Executive Officer of the Company and Employee, the terms of which were approved in advance in writing by the Company’s Board of Directors. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or waiver of the provision itself or a waiver of any other provision of this Agreement.

g. Assignment. This Agreement is binding on and is for the benefit of the Parties and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an affiliate of the Company or to a person, as defined herein, in accordance with a Change in Control) or by the Employee.

h. No Restrictions; No Violation. The Employee represents and warrants that: (i) Employee is not a party to any agreement that would restrict or prohibit Employee from entering into this Agreement or performing fully Employee’s obligations hereunder; and (ii) the execution by Employee of this Agreement and the performance by Employee of Employee’s obligations and duties pursuant to this Agreement will not result in any breach of any other agreement to which Employee is a party.

i. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

j. Legal Representation; Independent Counsel. The law firm of K&L Gates LLP has prepared this Agreement on behalf of the Company based on the Company’s instructions. K&L Gates LLP does not represent any other party to this Agreement. In executing this Agreement, Employee represents that Employee has neither requested nor been given legal advice or counsel by K&L Gates LLP or any of its attorneys. Employee is aware of Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that K&L Gates LLP has recommended that Employee retain Employee’s own counsel for such purpose. Employee further acknowledges that Employee (i) has read and understands this Agreement and its exhibits and attachments; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

k. Compliance with Section 409A. This Agreement is intended to comply with Section 409A of the Code (“Section 409A”), where applicable, and will be interpreted and applied in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, any payments provided to Employee under this Agreement as a result of a “separation from service” (within the meaning of Section 409A) that are treated as a “deferral of compensation” under final regulations issued pursuant to Section 409A or other applicable guidance in effect at the time of such “separation from service” will be paid as provided in this Agreement, except that if Employee is a “specified employee” (within the meaning of Section 409A) at the time of such “separation from service,” any such payments will be deferred to the minimum extent necessary so that they are not payable before the first day of the seventh month following the date of such “separation from service” (or, if earlier, upon Employee’s death or the earliest accelerated date that complies with Section 409A).

[Signatures on following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

EMPLOYEE

/s/ Kenneth Wolf
Kenneth Wolf

COMPANY

Natural Alternatives International, Inc., a Delaware corporation

By:	/s/ Mark LeDoux
Mark LeDoux, Chief Executive Officer

ATTACHMENT #1

FORM OF

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (“Agreement”) is entered into by and between Kenneth E. Wolf (“Former Employee”) and Natural Alternatives International, Inc., a Delaware corporation (“Company”).

RECITALS

A. Former Employee’s employment with the Company terminated effective on                     .

B. Former Employee and Company desire to settle and compromise any and all possible claims between them arising out of their relationship to date, including Former Employee’s employment with the Company, and the termination of Former Employee’s employment with the Company, and to provide for a general release of any and all claims relating to Former Employee’s employment and its termination.

NOW, THEREFORE, incorporating the above recitals, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Separation Payment by Company. In consideration of Former Employee’s promises and covenants contained in this Agreement:

a. Company will, within ten business days following the Effective Date of this Agreement, pay to Former Employee the sum of                      and     /100 dollars ($                    ), which amount represents one-half of the amount of separation pay due Former Employee, less all applicable withholdings and deductions. The balance of separation pay shall be paid on a bi-weekly basis through the remaining severance period ending                     . Former Employee acknowledges and agrees he has received payment for all unused accrued vacation pay as well as all salary to which he was entitled through the Effective Date of this Agreement, less usual deductions.

b. Former Employee shall be entitled to receive continuing group health insurance coverage pursuant to COBRA and Company will pay the next six (6) months’ premiums for such continuation coverage.

c. Compliance with Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), where applicable, and will be interpreted and applied in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, any payments provided to Former Employee under this Agreement as a result of a “separation from service” (within the meaning of

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Section 409A) that are treated as a “deferral of compensation” under final regulations issued pursuant to Section 409A or other applicable guidance in effect at the time of such “separation from service” will be paid as provided in this Agreement, except that if Former Employee is a “specified employee” (within the meaning of Section 409A) at the time of such “separation from service,” any such payments will be deferred to the minimum extent necessary so that they are not payable before the first day of the seventh month following the date of such “separation from service” (or, if earlier, upon Former Employee’s death or the earliest accelerated date that complies with Section 409A).

2. Release.

(a) Former Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Company and its subsidiaries and affiliates, and its and their respective directors, officers, employees, volunteers, agents, attorneys, stockholders, insurers, successors and/or assigns, from any and all losses, liabilities, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way in connection with any transaction, affairs or occurrences between them to date, including, but not limited to, Former Employee’s employment with the Company and the termination of said employment. Former Employee agrees and understands that this Agreement applies, without limitation, to all wage claims, tort and/or contract claims, claims for wrongful termination, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Equal Pay Act, the California Fair Employment and Housing Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Labor Code, any and all federal or state statutes or provisions governing discrimination in employment, and the California Business and Professions Code.

(b) Former Employee irrevocably and absolutely agrees that Former Employee will not prosecute nor allow to be prosecuted on Former Employee’s behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being an intention of the parties that with the execution by Former Employee of this Agreement, the Company and its subsidiaries and affiliates and its and their respective officers, directors, employees, volunteers, agents, attorneys, stockholders, successors and/or assigns will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Former Employee related in any way to the matters discharged herein.

3. Confidentiality.

(a) Former Employee agrees that all matters relative to this Agreement shall remain confidential. Accordingly, Former Employee hereby agrees that Former Employee shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of the Company, with the exception of Former Employee’s legal counsel, financial, tax and business advisors, and such other persons as may be reasonably necessary for the management of the Former Employee’s affairs, the terms, amounts and conditions of settlement and of this Agreement. Notwithstanding the above, Former Employee acknowledges that Company may be required to disclose certain terms, aspects or conditions of this Agreement

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and/or Former Employee’s termination of employment in the Company’s public filings made with the United States Securities and Exchange Commission and Former Employee hereby expressly consents to any such required disclosures.

(b) Former Employee shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to these matters, or any aspect thereof, the reasons therefore and the terms or amounts of this Agreement.

4. Return of Documents and Equipment. Former Employee represents that Former Employee has returned to the Company all Company Property (as such term is defined in that certain Confidential Information and Invention Assignment Agreement, Covenant of Exclusivity and Covenant Not To Compete by and between Former Employee and Company). In the event Former Employee has not returned all Company Property, Former Employee agrees to reimburse the Company for any reasonable expenses it incurs in an effort to have such property returned. These reasonable expenses include attorneys’ fees and costs.

5. Civil Code Section 1542 Waiver.

(a) Former Employee expressly accepts and assumes the risk that if facts with respect to matters covered by this Agreement are found hereafter to be other than or different from the facts now believed or assumed to be true, this Agreement shall nevertheless remain effective. It is understood and agreed that this Agreement shall constitute a general release and shall be effective as a full and final accord and satisfaction and as a bar to all actions, causes of action, costs, expenses, attorneys’ fees, damages, claims and liabilities whatsoever, whether or not now known, suspected, claimed or concealed pertaining to the released claims. Former Employee acknowledges that Former Employee is familiar with California Civil Code §1542, which provides and reads as follows:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(b) Former Employee expressly waives and relinquishes any and all rights or benefits which Former Employee may have under, or which may be conferred upon Former Employee by the provisions of California Civil Code §1542, as well as any other similar state or federal statute or common law principle, to the fullest extent that Former Employee may lawfully waive such rights or benefits pertaining to the released claims.

Initials of Former Employee

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6. OWBPA Provisions. In the event Former Employee is forty (40) years old or older, in accordance with the Older Workers’ Benefit Protection Act of 1990, Former Employee is aware of and acknowledges the following: (i) Former Employee has the right to consult with an attorney before signing this Agreement and has done so to the extent desired; (ii) Former Employee has twenty-one (21) days to review and consider this Agreement, and Former Employee may use as much of this twenty-one (21) day period as Former Employee wishes before signing; (iii) for a period of seven (7) days following the execution of this Agreement, Former Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired; (iv) this Agreement shall become effective eight (8) days after it is signed by Former Employee and the Company, and in the event the parties do not sign on the same date, this Agreement shall become effective eight (8) days after the date it is signed by Former Employee.

7. Entire Agreement. The parties declare and represent that no promise, inducement or agreement not herein expressed has been made to them and that this Agreement contains the entire agreement between and among the parties with respect to the subject matter hereof, and that the terms of this Agreement are contractual and not a mere recital. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

8. Applicable Law. This Agreement is entered into in the State of California. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

9. Agreement as Defense. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

10. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

11. No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation.

12. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

13. Representation of No Assignment. The parties represent and warrant that they have not heretofore assigned, transferred, subrogated or purported to assign, transfer or subrogate any claim released herein to any person or entity.

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14. Cooperation. The parties hereto agree that, for their respective selves, heirs, executors and assigns, they will abide by this Agreement, the terms of which are meant to be contractual, and further agree that they will do such acts and prepare, execute and deliver such documents as may reasonably be required in order to carry out the objectives of this Agreement.

15. Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to that certain Mutual Agreement to Mediate and Arbitrate Claims made and entered into effective as of February 11, 2008, by and between the Company and Former Employee.

17. Legal Representation; Independent Counsel. The law firm of K&L Gates LLP has prepared this Agreement on behalf of the Company based on the Company’s instructions. K&L Gates LLP does not represent any other party to this Agreement. In executing this Agreement, Former Employee represents that Former Employee has neither requested nor been given legal advice or counsel by K&L Gates LLP or any of its attorneys. Former Employee is aware of Former Employee’s right to obtain separate legal counsel with respect to the negotiation and execution of this Agreement and acknowledges that K&L Gates LLP has recommended that Former Employee retain Former Employee’s own counsel for such purpose. Former Employee further acknowledges that Former Employee (i) has read and understands this Agreement; (ii) has had the opportunity to retain separate counsel in connection with the negotiation and execution of this Agreement; and (iii) has relied on the advice of separate counsel with respect to this Agreement or made the conscious decision not to retain counsel in connection with the negotiation and execution of this Agreement.

18. Further Acknowledgements. Each party represents and acknowledges that it is not being influenced by any statement made by or on behalf of the other party to this Agreement. Former Employee and the Company have relied and are relying solely upon his, her or its own judgment, belief and knowledge of the nature, extent, effect and consequences relating to this Agreement and/or upon the advice of their own legal counsel concerning the consequences of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date(s) shown below.

FORMER EMPLOYEE

Kenneth E. Wolf

Dated:

Executed in:		, California
(City)

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COMPANY

Natural Alternatives International, Inc.,
a Delaware corporation

By:
(Signature)

Printed Name:

Title:

Dated:

Executed in:		, California
(City)

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